UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
April 12, 2022
Date of Report (Date of earliest event reported)

CBIZ, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6801 Breckswille Road., Door N
Independence, Ohio 44131
(Address of principal executive offices, including zip code)
216-447-9000
(Registrant's telephone number, including area code)
Note Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange On which registered
Common Stock per value $0.01 per share	CBZ	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02(b)    Director Departure
It is with great sadness and regret that CBIZ, Inc. announces that Steven L. Gerard, its non-executive Chairman of the Board and a board member since October of 2002, passed away unexpectedly on April 12, 2022 after having been recently diagnosed with a serious illness.

The Board and Management of CBIZ are forever grateful to Mr. Gerard for his friendship, his long and dedicated service to the Company, and for his unique and valued leadership. He will be greatly missed.

In his absence, the Board has determined that Vice Chairman and Lead Director Rick L. Burdick will lead the Board of Directors on an interim basis in a non-executive capacity pending further consideration.

Mr. Gerard was nominated for re-election to the Board at the 2022 Annual Meeting scheduled for May 10, 2022. In light of this development, effective immediately the Board of Directors has eliminated Mr. Gerard’s seat on the board, has reduced the number of directors of CBIZ, Inc. from eleven (11) to ten (10), and has reduced the number of directors in the class of four directors to be elected at the 2022 Annual Meeting to three (3). Other than Mr. Gerard, the nominees named in the Company’s Definitive Proxy Statement dated March 28, 2022 (the “Proxy Statement”) will stand for election at the Annual Meeting. The form of proxy card included in the original distribution of the Proxy Statement remains valid; however, any votes that are submitted with instructions to vote for all the Board’s nominees will be voted only for the three remaining nominees as named in the Proxy Statement.

SIGNATURES:
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2022

CBIZ, Inc.

By:	/s/ Michael W. Gleespen
Name:	Michael W. Gleespen
Title:	Corporate Secretary